Exhibit 99.1 INVESTOR PRESENTATION MARCH 2023

Safe Harbor Disclosure Statement Statements made during the course of this presentation that are not historical facts are “forward-looking statements” within the meaning of United States federal securities laws. Forward-looking statements are statements that are not historical in nature and may include statements relating to our goals, plans and projections regarding industry and general economic trends, our expected financial position, the anticipated cost savings, revenue enhancement strategies, operational improvements and other benefits from the acquisition of Sinclair Oil Corporation and Sinclair Transportation Company (such transactions, the “Sinclair Transactions”), results of operations or market position and our business strategy. Words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of Holly Energy Partners, L.P. (“HEP”), and actual results may differ materially from those discussed during the presentation. These statements are based on management’s beliefs and assumptions and those of HEP’s general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and HEP’s general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor HEP’s general partner can give assurance that such expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to: (i) the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing COVID-19 pandemic on future demand and increasing societal expectations that companies address climate change; (ii) risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored or throughput in our terminals and refinery processing units; (iii) the economic viability of HF Sinclair Corporation, our other customers and our joint ventures’ other customers, including any refusal or inability of our or our joint ventures’ customers or counterparties to perform their obligations under their contracts; (iv) the demand for refined petroleum products in the markets we serve; (v) our ability to purchase operations and integrate the operations we have acquired or may acquire, including the recently acquired Sinclair Transportation Company LLC business; (vi) our ability to complete previously announced or contemplated acquisitions; (vii) the availability and cost of additional debt and equity financing; (viii) the possibility of temporary or permanent reductions in production or shutdowns at refineries utilizing our pipelines, terminal facilities and refinery processing units, due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, or other catastrophes or disruptions affecting our operations, terminal facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of our suppliers, customers, or third-party providers or lower gross margins due to the economic impact of the COVID-19 pandemic, inflation and labor costs, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; (ix) the effects of current and future government regulations and policies, including the effects of current and future restrictions on various commercial and economic activities in response to the COVID-19 pandemic and increases in interest rates; (x) delay by government authorities in issuing permits necessary for our business or our capital projects; (xi) our and our joint venture partners’ ability to complete and maintain operational efficiency in carrying out routine operations and capital construction projects; (xii) the possibility of terrorist or cyberattacks and the consequences of any such attacks; (xiii) uncertainty regarding the effects and duration of global hostilities, including the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for refined products and create instability in the financial markets that could restrict our ability to raise capital; (xiv) general economic conditions, including economic slowdowns caused by a local or national recession or other adverse economic condition, such as periods of increased or prolonged inflation; and (xv) the impact of recent or proposed changes in the tax laws and regulations that affect master limited partnerships. Additional information on risks and uncertainties that could affect the business prospects or performance of HEP and HF Sinclair is provided in the reports filed by HEP and HF Sinclair with the Securities and Exchange Commission. All forward-looking statements included in this presentation are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, HEP and HF Sinclair undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Holly Energy Partners (NYSE: HEP) 2

Holly Energy Partners Company Profile § Integrated systems of petroleum product and crude pipelines, storage tanks, distribution terminals, loading racks and processing units located at or near HF Sinclair’s refining assets COMPANY in high growth markets OVERVIEW § Assets strategically located in core growth areas in the Mid-Continent, Southwest and (NYSE: HEP) Northwest regions of the United States § 47% owned by refining parent HF Sinclair Corporation (NYSE:DINO) § Revenues are nearly 100% fee-based with de minimis commodity risk § Customer base consisting of refining companies (contracts not with E&Ps) STABLE § Minimum Volume Commitments (MVCs) comprise approximately 70% of Total Tariffs and EARNINGS 1 Fees § Substantially all MVC revenues tied to PPI or FERC 2 § Target distribution coverage of at least 1.3x 2 FINANCIAL § Target leverage : 3.0-3.5x TARGETS & § Self-funding model to cover all planned capital expenditures and distributions with cash GUIDANCE flow from operations § Current quarterly distribution of $0.35 per unit § Maintain Balance Sheet flexibility BALANCE 2 § Operate within free cash flow while reducing leverage SHEET § HEP Corporate Credit Ratings: S&P BB+, Moody’s Ba2, Fitch BB+ HIGHLIGHTS § Earliest maturity in 2025 1) As of December 31, 2022 YTD, Total Tariffs and Fees are calculated as revenues plus tariffs and fees not included in revenues due to impacts from lease accounting for certain tariffs and fees. See definition and reconciliation in Appendix. Holly Energy Partners (NYSE: HEP) 2) Distribution coverage ratio, leverage ratio and free cash flow are not financial measures prepared in accordance with GAAP. Please see definitions 3 in the Appendix.

Minimum Volume Commitments 1 2 Inflation Escalators as % of FY 2022 Total Revenue MVC Contract Renewal Schedule Other 5% $100 $90 $80 $70 $60 FERC 33% $50 $40 $30 $20 PPI 61% $10 $- HF Sinclair 3rd Party MVC Contract Profile § 10-15 years = typical contract lengths with HF Sinclair § 5 years = weighted-average remaining contract duration 3 § MVCs accounted for ~70% of Total Tariffs and Fees 1) Per HEP 2022 10-K. Based on FY 2022 total revenue of $547 million. 3) As of December 31, 2022. See definitions Holly Energy Partners (NYSE: HEP) 4 2) As of December 31, 2022. page and reconciliation in Appendix. MVC Revenue (in millions)

1 Historical Leverage and Coverage Ratios 1 Leverage Ratio 4.2x 4.09 § Averaged 4.0x leverage since 2005 4.07 4.06 4.1x 4.0x 3.93 § Visible path to leverage target of 3.9x 3.0-3.5x 3.8x 3.75 3.7x § Conservative annual capital need 3.6x 2 (estimated $30-45 million in 2023 ) 3.5x '18 '19 '20 '21 22 3 Coverage Ratio 2.0 2.0x 1.8 § Long-term coverage target of at least 1.7 1.8x 1.3x 1.6x 1.4x 1.2x§ Majority of contracts tied to MVCs 1.0 1.0 1.0x provides coverage cushion 0.8x 0.6x 4 § Free cash flow after distributions to 0.4x fund maintenance and growth capex 0.2x while deleveraging 0.0x '18 '19 '20 '21 '22 Holly Energy Partners (NYSE: HEP) 5 1) See definitions page and reconciliation in Appendix. 3) See definitions page and reconciliation in Appendix. 2) Per HEP 2022 10-K. 4) See definitions page in Appendix.

HEP Financial Strength Credit Ratings HEP Capital Structure ($ millions) 12/31/2022 HEP § S&P BB+ Revolver Capacity $1,200 (matures 7/2025) § Moody’s Ba2 Revolver Borrowings $(668) § Fitch BB+ $532 Revolver Availability HF Sinclair Cash $11 § S&P BBB- Reimbursable Total Liquidity $543 § Moody’s Baa3 $15-20mm § Fitch BBB- 5.000% Senior Notes due 2028 $500 Investment grade rated parent represents Expansion 6.375% Senior Notes due 2027 $400 Maintenance significant share of revenues for HEP $40-50mm $10-15mm Revolver Borrowings $668 1 Total HEP Debt $1,568 2 TTM Adjusted EBITDA $415 2 Debt / Adjusted EBITDA 3.75x Note: Debt / Adjusted EBITDA does not include pro-forma adjustment for portion of 2022 that HEP did not own Sinclair Transportation. Holly Energy Partners (NYSE: HEP) 6 1) Total HEP Debt excludes unamortized debt issuance costs and unamortized discount/premium. 2) See Appendix for Adjusted EBITDA definition and reconciliation.

HEP Capital Budget 1 2023 Capex Budget $30-45mm Expansion & JV Investments $5-10mm Maintenance $25-35mm Holly Energy Partners (NYSE: HEP) 1) Per HEP 2022 10-K filing. 7

HEP Avenues for Growth OPPORTUNITIES WITH HF ORGANIC EXTERNAL TRANSACTIONS SINCLAIR § Leverage HEP’s existing § Pursue logistics assets in HEP’s § Partnering with HF Sinclair to footprint to capitalize on current geographic region build and/or acquire new commercial opportunities assets/businesses § Replace incumbent HF Sinclair § Contractual PPI/FERC service providers with HEP§ Target high tax basis assets with escalators durable cash flow § Leverage HF Sinclair refining and characteristics that also add to commercial footprint 1 HF Sinclair EBITDA § Participate in expected MLP sector consolidation Example: Example: Example: Frontier Pipeline Expansion Sinclair Transportation Acquisition Cushing Connect Joint Venture Holly Energy Partners (NYSE: HEP) 8 1) EBITDA is not a financial measure prepared in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See definition in Appendix.

Sinclair Acquisition Highlights

HOLLY ENERGY PARTNERS

Expansive Network of Crude and Product Assets in Key Demand Centers

Pipelines

- 1,200 miles of pipelines
- Regional crude gathering system for Sinclair's refineries and 3rd parties
- Refined product outlets for Sinclair's refineries

Terminals

- 8 product terminals and 2 crude terminals with 4.5 million barrels of operated storage
- Product distribution and crude gathering for Sinclair and 3rd parties

Joint Ventures

- Saddle Butte Pipeline (25.06% Sinclair non-operated interest)
- Pioneer Pipeline (49.995% Sinclair non-operated interest)
- UNEV Pipeline (25% Sinclair non-operated interest)[1]

Combined Company

- 70-75% of revenues tied to long-term MVCs
- Enhanced scale and earnings power
- Combined ~4,400 miles of pipeline and 19 terminals
- Own 100% interest in UNEV pipeline, interests in other strategic joint ventures
- Integrated system with expansive logistics network connecting key Rockies crude and product regions expected to enhance flexibility

1) HEP previously owned 75% interest in UNEV Pipeline. Post-acquisition, HEP owns 100% interest in UNEV Pipeline.

Holly Energy Partners (NYSE: HEP)
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1 HEP Capital Allocation Strategy Visible Deleveraging Sustainable Increased unitholder Strategy Delivers: Pathway Free Cash Flow returns Near-term Mid to Long-term Strategy 2 § Continue to reduce leverage§ Focus on funding all capex and distributions within operating cash flow 2 § Pay sustainable quarterly distribution of § Maintain leverage of 3.0x-3.5x $0.35/unit 3 § Maintain distributable cash flow coverage of at least 1.3x 1) Based on management’s current estimates and expectations. 2) Leverage is the ratio of consolidated debt to last twelve months Adjusted EBITDA. See definition and reconciliation in Appendix. 3) Distributable cash flow coverage is the ratio of distributable cash flow attributable to GP and LP unitholders to total GP and LP distributions declared. See definition and reconciliation in Appendix. Holly Energy Partners (NYSE: HEP) 10

HEP Ownership Structure Eliminated IDRs in 2017 to simplify structure HF SINCLAIR Corporate Ratings: Baa3/BBB-/BBB- CORPORATION (DINO) 99.999% interest GENERAL PARTNER (GP) HOLLY LOGISTIC PUBLIC SERVICES, L.L.C. Non-economic GP Interest 1 59.6mm HEP units 47% LP interest 2 $1,085M Value 1 66.8mm HEP units 53% LP interest 2 $1,223M Value HOLLY ENERGY PARTNERS, L.P. (HEP) Holly Energy Partners (NYSE: HEP) 1) Unit Count as of December 31, 2022. 11 2) Based on HEP unit closing price on February 21, 2023.

HF Sinclair Asset Footprint Holly Energy Partners (NYSE: HEP) 12

HF Sinclair Business Segment Highlights

HOLLY ENERGY PARTNERS

Financially Strong Investment Grade Parent Positioned for Value Creation Across all Segments



REFINING

- 7 refineries in the Mid-Continent, West and Pacific Northwest regions
- 678,000 BPD[1] of refining capacity
- Flexible refining system with fleet wide discounts to WTI
- Premium product markets versus Gulf Coast
- Organic initiatives to drive growth and enhance returns



Sinclair

MARKETING

- Iconic DINO brand and customer loyalty
- Over 300 distributors and over 1,500[2] branded retail sites
- Over 300 branded sites under license program outside of supply footprint
- Sinclair branded wholesale business generates an uplift versus unbranded sales



RENEWABLES

- 10,000 BPD[1] Renewable Diesel Unit capacity at Sinclair, WY Refinery
- 6,000 BPD[1] Renewable Diesel Unit capacity at Cheyenne, WY Refinery
- 9,000 BPD[1] Renewable Diesel Unit capacity at Artesia, NM Refinery
- Pre-Treatment Unit at Artesia, NM Refinery



SPECIALTY LUBRICANTS

- Integrated specialty lubricants producer with 34,000 BPD[1] of production capacity
- Sells finished lubricants & products in >80 countries under Petro-Canada Lubricants, Sonneborn, Red Giant Oil & HollyFrontier product lines
- Production facilities in Mississauga, Ontario; Tulsa, Oklahoma; Petrolia, Pennsylvania; & the Netherlands
- One of the largest North American white oil & group III base oil producers



MIDSTREAM

- Operate crude and product pipelines, loading racks, processing units, terminals and tanks in and around HF Sinclair's refining assets
- HF Sinclair owns 47% of the LP Interest in HEP and the non-economic GP interest
- Eliminated IDRs in 2017 to simplify structure
- Approximately 70% of Total Tariffs and Fees[3] tied to long-term contracts and minimum volume commitments

1) BPD: Barrels per day
2) Includes 131 non-Sinclair branded sites from legacy HollyFrontier agreements.
3) As of December 31, 2022. See definition and reconciliation in Appendix.

Holly Energy Partners (NYSE: HEP)

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HEP Historical Growth

HOLLY ENERGY PARTNERS

Committed to Continuing Successful Track Record of Growth



MLP IPO (July 2004)
Holly intermediate feedstock pipeline dropdown (July 2005)
25% JV with Plains for SLC pipeline (Mar 2009)
Holly Tulsa dropdown of loading rack (Tulsa West) (Aug 2009)
Sale of 70% interest in Rio Grande to Enterprise (Dec 2009)
Holly Corporation and Frontier Oil Corporation complete merger (July 2011)
HFC dropdown of El Dorado & Cheyenne assets (Nov 2011)
Crude gathering system expansion (2014)
Acquisition of El Dorado tank farm (Mar 2015)
50% JV with Plains for Frontier pipeline (Aug 2015)
50% JV with Plains for Cheyenne pipeline (June 2016)
Acquired remaining interests in SLC / Frontier pipelines (Oct 2017)
Constructed Orla Truck Rack (Jan 2019)
50% JV with Plains for Cushing Connect Pipeline and Terminal (October 2019)
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Alon pipeline and terminal asset acquisition (Feb 2005)
Holly South Line expansion project (2007-2008)
Holly crude oil and tankage assets dropdown (Feb 2008)
Holly 16" intermediate pipeline facilities acquisition (June 2009)
Tulsa East acquisition & Roadrunner / Beeson dropdown (Dec 2009)
Purchase of additional Tulsa tanks & racks and Lovington rack (Mar 2010)
Tulsa interconnect pipelines (Aug 2011)
HEP purchases 75% interest in UNEV from HFC (July 2012)
HFC dropdown of El Dorado processing units (Nov 2015)
HEP purchases 50% interest in Osage from HFC (Feb 2016)
Purchase of Tulsa West Tanks (March 2016)
HFC dropdown of Woods Cross processing units (Oct 2016)
IDR Simplification (Oct 2017)
Purchase of Catoosa Lubricants Terminal (June 2018)
Acquisition of Sinclair Transportation Company, including remaining 25% interest in UNEV Pipeline (March 2022)

Holly Energy Partners (NYSE: HEP)
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HF Sinclair Environmental, Social and Governance

HOLLY ENERGY PARTNERS

Environmental

Scope 1 and Scope 2 GHG Intensity Target

- Established goal to reduce Scope 1 and Scope 2 net emissions intensity by 25% by 2030, through offsets and reductions versus 2020 levels

Renewable Fuels Investments

- Made significant investments in 3 renewable diesel projects in Artesia, NM, Cheyenne, WY and Sinclair, WY
- Renewable diesel is a cleaner burning fuel and, depending on the feedstock, can have 50% to 80% lower lifecycle GHG emissions compared to conventional diesel

Recycling and Water Conservation

- Our Navajo refinery implemented a project to sell wastewater from its operations to upstream operators to reduce the amount of freshwater used in upstream operations in Artesia, NM, a high-risk region for water scarcity

Product Innovation

- Developed SonneNatural, a line of 100% natural plant-based products, ENVIRON™ MV, a line of biodegradeable hydraulic oils, and other oils and lubricants designed to promote improved fuel economy, higher energy efficiency and support alternative energy systems

Social

"One HF Sinclair Culture" program instills integrity, teamwork and ownership at every level, as well as a focus and commitment to safety, human capital management and community relations, teamwork, ownership and inclusion

Safety "Goal Zero"

- Over the past five years ended December 31, 2022, our OSHA[1] total recordable incident rate declined by 45%

Inclusion

- Commitment to attracting, retaining and developing a diverse and inclusive workforce, including through partnerships with historically Black colleges to offer summer internship opportunities
- Supporting our employees and communities by investing in racially and ethnically underrepresented groups, women, and veterans through program sponsorships

Human Capital Management

- Invested in professional development scholarships and education assistance programs that enable employees of all levels to enhance their skills and grow professional

Community Relations

- Active volunteering and philanthropic involvement in communities where we operate

Governance

Board leadership provides significant industry expertise, alongside diverse business, financial and environmental, health and safety experience

- Board level committees with specific oversight over ESG matters include the Compensation Committee, Environmental, Health, Safety, and Public Policy Committee and the Nominating, Governance and Social Responsibility Committee
- 10 of 13 directors independent, including chair
- 2 board members are women
- 4 racially/ethnically diverse board members
- Long standing commitment to ethical behavior is inherently tied to how we do business
- Code of Business Conduct and Ethics among governing principles

Executive compensation strongly aligned with shareholders and long-term performance

- ROCE, TSR, Operational Efficiency, and Safety drive performance pay

NOTE: Please see HF Sinclair 2021 Sustainability Report for additional ESG related information. https://www.hfsinclair.com/sustainability/sustainability-report/default.aspx

1) OSHA: Occupational Safety and Health Act

Holly Energy Partners (NYSE: HEP)

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Appendix Holly Energy Partners (NYSE: HEP) 16

HEP Assets Holly Energy Partners owns and operates substantially all of the refined product pipeline and terminalling assets that support HF Sinclair’s refining and marketing operations in the Mid-Continent, Southwest and Northwest regions of the United States § Approximately 4,400 miles of crude oil and petroleum product pipelines § Approximately 17.8 million barrels of refined product and crude oil storage with 19 terminals and 7 loading rack facilities in 13 western and mid-continent states § Refinery processing units in Woods Cross, Utah and El Dorado, Kansas § 50% joint venture interest in Cheyenne Pipeline LLC – the owner of an 87-mile crude oil pipeline from Fort Laramie, Wyoming to Cheyenne, Wyoming. § 50% joint venture interest in Osage Pipe Line Company, LLC – the owner of a 135- mile crude oil pipeline from Cushing, Oklahoma to El Dorado, Kansas § 50% joint venture interest in Cushing Connect Pipeline & Terminal LLC – the owner of a 50-mile, 160,000 barrel per day crude oil pipeline from Cushing, Oklahoma to Tulsa, Oklahoma and 1.5 million barrels of crude oil storage in Cushing, Oklahoma § 49.995% joint venture interest in Pioneer Investments Corp. – the owner of a 310- mile, 65,000 barrel per day refined product pipeline from Sinclair, Wyoming to the North Salt Lake Terminal with 655,000 barrels of refined product storage capacity § 25.06% joint venture interest in Saddle Butte Pipeline III, LLC – the owner of a 220 mile, 60,000 barrel per day crude oil pipeline from the Powder River Basin in Wyoming to Casper, Wyoming and 160,000 barrels of crude oil storage at the Highland Flats Terminal in Wyoming Holly Energy Partners (NYSE: HEP) 17

Adjusted EBITDA and Total Tariffs and Fees Reconciliation Holly Energy Partners Years Ended December 31, 1 (In thousands) 2018 2019 2020 2021 2022 Net income attributable to the partners $ 178,847 $ 224,884 $ 170,483 $ 214,946 $ 216,783 Interest expense 71,899 76,823 59,424 53,818 8 2,560 Interest income (2,108) (5,517) (10,621) (29,925) (91,406) State income tax expense 26 41 167 32 111 Depreciation and amortization 98,492 9 6,705 99,578 93,800 9 9,092 EBITDA $ 3 47,156 $ 392,936 $ 319,031 $ 332,671 $ 307,140 Loss on early extinguishment of debt - - 25,915 - - Gain on sales-type leases - (35,166) (33,834) (24,677) - Gain on significant asset sales - - - (5,263) - Goodwill impairment - - 35,653 11,034 - Share of Osage environmental remediation costs, net of insurance recoveries - - - - 1 7,594 HEP's pro-rata share of gain on business interruption insurance settlement - - (6,079) Acquisition integration and regulatory costs - - - - 2,431 Tariffs not included in revenues - 4,750 11,717 3 1,863 9 4,592 Lease payments not included in operating costs - (3,212) (6,425) (6,425) (6,425) Adjusted EBITDA $ 3 47,156 $ 359,308 $ 345,978 $ 339,203 $ 415,332 Holly Energy Partners Year Ended (In thousands) 2022 Revenues $ 547,480 Tariffs and fees not included in revenues 94,592 Total Tariffs and Fees $ 6 42,072 Total Tariffs and Fees are calculated as revenues plus tariffs and fees not included in revenues due to impacts from lease accounting for certain tariffs and fees. Portions of our minimum guaranteed pipeline and terminal tariffs and fees for assets subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. These tariffs and fees were previously recorded as revenues prior to the renewal of the throughput agreement, which triggered sales- type lease accounting. Holly Energy Partners (NYSE: HEP) 1) Numbers may not foot due to rounding. 18

Distribution Coverage and Leverage Ratio Reconciliation

HOLLY ENERGY PARTNERS

	Years Ended December 31,				
(In thousands)	2018	2019	2020	2021	2022
Net income attributable to the partners	**$ 178,847**	**$ 224,884**	**$ 170,483**	**$ 214,946**	**$ 216,783**
Depreciation and amortization	98,492	96,705	99,578	93,800	99,092
Amortization of discount and deferred debt charges	3,041	3,080	3,319	3,757	3,929
Maintenance capital expenditures	(8,182)	(6,471)	(8,643)	(15,293)	(19,982)
Loss on early extinguishment of debt	-	-	25,915	-	-
Increase (decrease) in deferred revenue attributable to shortfall billings	(2,604)	(2,433)	(743)	3,355	1,167
Increase (decrease) in environmental liability	(237)	(741)	(1,020)	(661)	5,375
Increase (decrease) in reimbursable deferred revenue	(5,179)	(8,036)	(12,175)	(13,494)	(13,828)
Gain on sales-type lease	-	(35,166)	(33,834)	(24,677)	-
Gain on significant asset sales	-	-	-	(5,263)	-
Goodwill impairment	-	-	35,653	11,034	-
Share of remaining Osage insurance recovery estimatd to be received	-	-	-	-	9,500
Other	909	(391)	4,524	2,301	5,453
Distributable cash flow	**$ 265,087**	**$ 271,431**	**$ 283,057**	**$ 269,805**	**$ 307,489**
Distribution coverage ratio	1.0x	1.0x	2.0x	1.8x	1.7x
Total Distributions Paid	$ 269,284	$ 273,768	$ 142,832	$ 148,112	$ 177,386

Holly Energy Partners	Years Ended December 31,				
(In thousands)[1]	2018	2019	2020	2021	2022
Total Debt	$ 1,418,900	$ 1,462,031	$ 1,405,603	$ 1,333,049	$ 1,556,334
Adjusted EBITDA	$ 347,156	$ 359,308	$ 345,978	$ 339,203	$ 415,332
Leverage Ratio	**4.09x**	**4.07x**	**4.06x**	**3.93x**	**3.75x**

Holly Energy Partners (NYSE: HEP)

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Definitions NON GAAP MEASUREMENTS: We report certain financial measures that are not prescribed or authorized by U.S. Generally Accepted Accounting Principles (“GAAP”). We discuss management's reasons for reporting these non-GAAP measures below. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others. Also, we have not reconciled non-GAAP forward-looking measures, estimates or guidance, including target leverage or distribution coverage ratios, to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable effort. DISTRIBUTABLE CASH FLOW: Distributable cash flow is not a calculation based upon GAAP. However, the amounts included in the calculation are derived from amounts presented in our consolidated financial statements, with the general exception of maintenance capital expenditures. Distributable cash flow should not be considered in isolation or as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. Distributable cash flow is not necessarily comparable to similarly titled measures of other companies. Distributable cash flow is presented here because it is a widely accepted financial indicator used by investors to compare partnership performance. It is also used by management for internal analysis and for our performance units. We believe that this measure provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. Historical distributable cash flow for prior years and fiscal quarters is reconciled to net income in a footnote to the table in “Item 6. Selected Financial Data” in HEP’s 10-Ks prior to the 10-K for the year ended December 31, 2021 and in a footnote to the “Income, Distributable Cash Flow, Volumes and Balance Sheet Data” table in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HEP’s 10-Qs, available on our website, www.hollyenergy.com. DISTRIBUTION COVERAGE RATIO: Distribution coverage ratio is the ratio of distributable cash flow attributable to GP and LP unitholders to total GP and LP distributions declared. See page 19 for reconciliation. EBITDA: Earnings before interest, taxes, depreciation and amortization which is calculated as net income attributable to the partners plus or minus (i) interest expense, (ii) interest income, (iii) state income tax (benefit) expense and (iv) depreciation and amortization. EBITDA is not a calculation based upon GAAP. However, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income attributable to the partners or operating income, as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for compliance with financial covenants. Our historical EBITDA for the past is reconciled to net income attributable to the partners in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of HEP’s Form 10-K starting with the year ended December 31, 2021. Historical EBITDA for prior years and fiscal quarters is reconciled to net income in a footnote to the table in “Item 6. Selected Financial Data” in HEP’s 10-Ks prior to the 10-K for the year ended December 31, 2021 and in a footnote to the “Income, Distributable Cash Flow, Volumes and Balance Sheet Data” table in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HEP’s 10-Qs, available on our website, www.hollyenergy.com. ADJUSTED EBITDA: Adjusted EBITDA is calculated as EBITDA plus adjustments for extraordinary items, other unusual or non-recurring items, each as determined in accordance with GAAP and identified in the financial statements, such as gain on sales-type leases, gain on significant asset sales, goodwill impairment, share of Osage environmental remediation costs, net of insurance recoveries, acquisition integration and regulatory costs, tariffs and fees not included in revenues due to impacts from lease accounting for certain tariffs and fees, lease payments not included in operating costs and expenses. Portions of our minimum guaranteed pipeline and terminal tariffs and fees for assets subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. These tariffs and fees were previously recorded as revenues prior to the renewal of the throughput agreement, which triggered sales-type lease accounting. Similarly, certain pipeline lease payments were previously recorded as operating costs and expenses, but the underlying lease was reclassified from an operating lease to a financing lease, and these payments are now recorded as interest expense and reductions in the lease liability. Adjusted EBITDA is not a calculation based upon GAAP. However, the amounts included in the Adjusted EBITDA calculation are derived from amounts included in our consolidated financial statements. Adjusted EBITDA should not be considered as an alternative to net income or operating income, as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. Adjusted EBITDA is not necessarily comparable to similarly titled measures of other companies. Adjusted EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. Adjusted EBITDA is reconciled to net income attributable to the partners in a footnote to the “Income, Distributable Cash Flow and Volumes” table in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HEP’s Form 10-K for the year ended December 31, 2022 or in a footnote to the “Income, Distributable Cash Flow and Volumes” table in HEP’s quarterly earnings releases, available on our website, www.hollyenergy.com. For definitions and reconciliations of HF Sinclair Adjusted EBITDA, please refer to HollyFrontier’s quarterly earnings releases furnished on Form 8-K for all periods prior to the first quarter of 2022 and in HF Sinclair’s quarterly earnings releases furnished on Form 8-K for all periods starting with and occurring after the first quarter of 2022, each of which are or will be available on HF Sinclair’s website, www.hfsincalir.com. FREE CASH FLOW: Free cash flow is calculated by taking operating cash flow and subtracting capital expenditures. FREE CASH FLOW AFTER DISTRIBUTIONS: Free cash flow after distributions is calculated by taking operating cash flow and subtracting capital expenditures and distributions to HEP unitholders. Free cash flow after distributions is not based upon GAAP. Free cash flow after distributions should not be considered in isolation or as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. Free cash flow after distributions is not necessarily comparable to similarly titled measures of other companies. Free cash flow after distributions is presented here because it is a widely accepted financial indicator used by investors to compare partnership performance. We believe that this measure provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. KBPD: Thousand barrels per day. LEVERAGE RATIO: Leverage ratio is the ratio of consolidated debt to last twelve months Adjusted EBITDA. See page 19 for reconciliation. TOTAL TARIFFS AND FEES: Total Tariffs and Fees are calculated as revenues plus tariffs and fees not included in revenues due to impacts from lease accounting for certain tariffs and fees. Portions of our minimum guaranteed pipeline and terminal tariffs and fees for assets subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. These tariffs and fees were previously recorded as revenues prior to the renewal of the throughput agreement, which triggered sales-type lease accounting. See page 18 for reconciliation. TTM: Trailing Twelve Months. Holly Energy Partners (NYSE: HEP) 20